UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
April
26,
2022

TENON MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41364	45-5574718
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

104 Cooper Court Los Gatos, CA	95032
(Address of registrant’s principal executive office)	(Zip code)

(408) 649-5760
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TNON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 26, 2022, Tenon Medical, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with The Benchmark Company, LLC, as representative of the underwriters named on Schedule 1 thereto (the “Representative”), relating to the Company’s initial public offering (the “Offering”) of 3,200,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, at an Offering price of $5.00 per share. Pursuant to the Underwriting Agreement, in exchange for the Representative’s firm commitment to purchase the Shares, the Company agreed to sell the Shares to the Representative at a purchase price of $4.65 (93% of the public offering price per Share of $5.00) and issue the underwriters warrants to purchase an aggregate of 96,000 shares of the Company’s common stock, which is equal to three percent (3%) of the Shares sold in the Offering, at an exercise price of $5.00, which is equal to 100% of the Offering price. The Representative’s warrant may be exercised beginning on April 29, 2022 until April 29, 2027.

The Shares were offered and sold pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-260931), as amended (the “
Registration Statement
”), and filed with the Securities and Exchange Commission (the “
Commission
”) and the final prospectus filed with the Commission pursuant to Rule 424(b)(4) of the Securities Act of 1933, as amended (the “
Securities Act
”). The Registration Statement was declared effective by the Commission on April 26, 2022. The closing of the Offering for the Shares took place on April 29, 2022. Aggregate gross proceeds from the closing will be $
16,000,000
. The Company intends to use the net proceeds from the Offering for sales and marketing activities, including training clinicians to use the Company’s products and clinical studies, and general corporate purposes, including working capital, and creating a public market for its common stock.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The Company’s officers and directors, all existing stockholders who held shares of the Company’s common stock prior to the initial public offering, all security holders whose securities automatically converted into shares of the Company’s common stock on the closing date of the Offering and all stockholders who were issued shares of the Company’s common stock on the closing date of the Offering pursuant to anti-dilution provisions in their contracts with the Company have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of the Company’s common stock or other securities convertible into or exercisable or exchangeable for shares of its common stock until October 2
6
, 2022 without the prior written consent of the Representative.

The Underwriting Agreement and the warrant issued to the Representative and the warrant issued to Valuable Capital Limited are filed as Exhibits 1.1
,
 4.1

and 4.2, respectively, to this Current Report on Form 8-K (this “Current Report”), and the description of the material terms of the Underwriting Agreement and the underwriters’ warrants
 are qualified in its entirety by reference to such exhibits.

Item 8.01. Other Events.

On April 26, 2022, the Company issued a press release announcing that it had priced the underwritten public offering described in Item 1.01 of this Current Report. The Company’s press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

On April 29, 2022, the Company issued a press release announcing that it had closed its underwritten public offering of 3,200,000 shares of common stock, par value $0.001 per share, at $5.00 per share. The Company received aggregate gross proceeds from the closing of $
16,000,000
, without deducting underwriting discounts and commissions and fees, and other estimated offering expenses. The Company’s press release is filed as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated April 26, 2022.
4.1	Warrant issued to The Benchmark Company, LLC dated April 26, 2022.
4.2	Warrant issued to Valuable Capital Limited dated April 26, 2022
99.1	Press Release dated April 26, 2022.
99.2	Press Release dated April 29, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2022	TENON MEDICAL, INC.

	By:	/s/ Steven M. Foster
	Name:	Steven M. Foster
	Title:	Chief Executive Officer and President